UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

July 30, 2004

Date of Report

(Date of earliest event reported)

POWERCOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

    33-19584

     23-2582701

(State of Incorporation)   (Commission File No.)   (IRS Employer Ident. No.)

115 Canfield Road

La Vernia, Texas 78121

(Address of principal executive offices)

830 779-5223

(Registrant's telephone number)

ITEM 1 - CHANGES IN CONTROL OF REGISTRANT

None

ITEM 2 - ACQUISITION OR DISPOSITION OF ASSETS

None

ITEM 3 - BANKRUPTCY OR RECEIVERSHIP

None

ITEM 4 - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

None

ITEM 5 - OTHER EVENTS

On July 29, 2004 the Registrant authorized the sale to the Laurus Master Fund, Ltd. (“Laurus Funds”), of a Convertible Term Note in the principal amount of Five Million Dollars, which is convertible into the Company's common stock at an initial fixed conversion price of $1.87 per share.   Laurus Master Fund also acquired a Common Stock Purchase Warrant for the purchase of up to 615,000 shares of Common Stock, exercisable at a price of $2.63 for 300,000 shares and $3.07 for 315,000 shares until July 29, 2007. The purchase agreement also granted certain registration rights. Closing and funding occurred on July 30, 2004.

Copies of the Securities Purchase Agreement, Secured Convertible Term Note, Common Stock Purchase Warrant and Registration Rights Agreement are filed as exhibits to this report and are incorporated herein by reference.

ITEM 6 - RESIGNATIONS OF REGISTRANT'S DIRECTORS

None

ITEM 7 - FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

10.1

Securities Purchase Agreement

10.2

Secured Convertible Term Note

10.3

Common Stock Purchase Warrant

10.4

Registration Rights Agreement

ITEM 8 - CHANGE IN FISCAL YEAR

None

SIGNATURES

FORM 8-K

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERCOLD CORPORATION

/S/  Francis L. Simola

Francis L. Simola

Chairman and CEO

Date:  July 30,2004